                                                                     Exhibit 4.1

                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                November 5, 1999

                                     between

                               GLOBIX CORPORATION

                                       and

                            HMTF-IV ACQUISITION CORP.

                        relating to the purchase and sale

                                       of

                    SERIES A 7.5% CONVERTIBLE PREFERRED STOCK

                                       of

                               GLOBIX CORPORATION

                                TABLE OF CONTENTS

                                                                                                 Page


                                    ARTICLE 1
DEFINITIONS
                  Section 1.01      Definitions..................................................    1

                                    ARTICLE 2

PURCHASE AND SALE
                  Section 2.01      Purchase and Sale............................................    4
                  Section 2.02      Closing......................................................    4
                  Section 2.03      Certificates for Restricted Securities.......................    4



ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                  Section 3.01      Corporate Existence and Power................................    5
                  Section 3.02      Corporate Authorization......................................    5
                  Section 3.03      Approvals....................................................    5
                  Section 3.04      Noncontravention.............................................    6
                  Section 3.05      Capitalization...............................................    6
                  Section 3.06      Authorization of Preferred Shares............................    7
                  Section 3.07      Finders' Fees................................................    7
                  Section 3.08      SEC Reports..................................................    7
                  Section 3.09      Financial Statements.........................................    7
                  Section 3.10      Absence of Certain Changes...................................    7
                  Section 3.11      Litigation...................................................    8
                  Section 3.12      Offering of Preferred Shares.................................    8

                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER
                  Section 4.01      Existence and Power..........................................    9
                  Section 4.02      Authorization................................................    9
                  Section 4.03      Approvals....................................................    9
                  Section 4.04      Noncontravention.............................................    9
                  Section 4.05      Purchase for Investment......................................   10

                  Section 4.06      Litigation..................................................   10
                  Section 4.07      Finders' Fees...............................................   10

                                    ARTICLE 5

COVENANTS OF THE CORPORATION
                  Section 5.01      Access to Information.......................................   10
                  Section 5.02      Certificate of Designations.................................   10
                  Section 5.03      Restrictions Pending the Closing............................   11
                  Section 5.04      Reservation of Common Stock.................................   11
                  Section 5.05      Other Transfers of Restricted Securities....................   11
                  Section 5.06      Venture Capital Operating Corporation Requirements..........   11
                  Section 5.07      Buyer Directors.............................................   12

                                    ARTICLE 6

COVENANTS OF BUYER
                  Section 6.01      Confidentiality.............................................   13
                  Section 6.02      Sale or Transfer of Restricted Securities...................   14

                                    ARTICLE 7

COVENANTS OF BUYER AND THE CORPORATION
                  Section 7.01      Reasonable Best Efforts.....................................   14
                  Section 7.02      Certain Filings.............................................   14
                  Section 7.03      Public Announcements........................................   14
                  Section 7.04      Standstill Agreement........................................   15
                  Section 7.05      Registration Rights Agreement...............................   15

                                    ARTICLE 8

CONDITIONS TO CLOSING
                  Section 8.01      Conditions to Obligations of Buyer and the Corporation......   16
                  Section 8.02      Conditions to Obligation of Buyer...........................   16
                  Section 8.03      Conditions to Obligation of the Corporation.................   17

                                    ARTICLE 9

TERMINATION
                  Section 9.01      Grounds for Termination.....................................   17
                  Section 9.02      Effect of Termination.......................................   18

                                   ARTICLE 10

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  Section 10.01     Survival of Representation and Warranties...................   18
                  Section 10.02     Indemnification.............................................   18
                  Section 10.03     Procedures..................................................   19
                  Section 10.04     Inspections.................................................   21
                  Section 10.05     Certain Other Matters.......................................   21

                                   ARTICLE 11

MISCELLANEOUS
                  Section 11.01     Notices.....................................................   22
                  Section 11.02     Amendments and Waivers......................................   23
                  Section 11.03     Expenses....................................................   24
                  Section 11.04     Assignment..................................................   24
                  Section 11.05     Governing Law...............................................   24
                  Section 11.06     Jurisdiction................................................   24
                  Section 11.07     Counterparts; Third Party Beneficiaries.....................   25
                  Section 11.08     Entire Agreement............................................   25
                  Section 11.09     Captions....................................................   25
                  Section 11.10     Severability................................................   25
                  Section 11.11     Specific Performance........................................   25
                  Section 11.12     Remedies Cumulative.........................................   26
                  Section 11.13     No Affiliate Liability......................................   26



Exhibit A           Certificate of Designations, Preferences and Rights
                    of Series A 7.5% Convertible Preferred Stock
Exhibit B           Registration Rights
Exhibit C           Management Rights Agreement
Exhibit D           Opinion of Milberg Weiss Bershad Hynes & Lerach LLP
Exhibit E           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of November 5, 1999 between Globix Corporation, a Delaware corporation (the "Corporation"), and HMTF-IV Acquisition Corp., a Delaware corporation ("Buyer").

         WHEREAS, the Corporation desires to sell the Preferred Shares (as defined herein) to Buyer, and Buyer desires to purchase the Preferred Shares from the Corporation, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any specified person, any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Closing Date" means the date of the Closing.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Funds" means both HMTF Equity Fund IV (1999), L.P. and HMTF Private Equity Fund IV (1999), L.P.

                  "GAAP" means generally accepted accounting principles used in the United States of America.

                  "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

                  "HMTF Group" means HMTF and its Affiliates, Buyer and its Affiliates, and its and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members).

                  "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

                  "Material Adverse Effect" means any circumstance, change or effect, whether or not foreseeable or known as of the date hereof, that, when taken together with all other circumstances, changes and effects, is or is reasonably likely to be (whether or not such change, event or effect has, at the time in question, manifested itself in the Corporation's historical financial statements), materially adverse to the business, historical or near-term or long-term projected results of operations, assets, conditions (financial or otherwise), or liabilities (including, without limitation, contingent liabilities) of the Corporation and its Subsidiaries taken as a whole.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Shares" mean the shares of Series A 7.5% Convertible Preferred Stock, par value $.01 per share, of the Corporation.

                  "Restricted Securities" means (i) the Preferred Shares issued hereunder, and (ii) any securities issued directly or indirectly with respect to the securities referred to in clause (i) above upon conversion of the Preferred Shares, including in connection with a stock split or combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise pursuant to the terms of the Preferred Shares. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (without any volume limitations) or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 2.03(b) have been delivered by the Corporation.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" means any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Corporation.

                  "Transaction Fee" means a fee in the amount of 4% of the Purchase Price, and is payable by the Corporation to Hicks, Muse & Co. Partners, L.P. in connection with this transaction.

                  (b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                        SECTION
Business Plan                                 3.15
Buyer Director                                5.07
Certificate of Designations                   3.06
Closing                                       2.02
Common Stock                                  3.05
HMTF Issued Series Preferred Shares           5.07
Damages                                      10.02
HMC                                           2.02
HSR Act                                       4.03
Purchase Price                                2.01
Representatives                               6.01
SEC Reports                                   3.05
Shares                                        3.05
Standstill Period                             7.04


                  (c) The following definitional provisions shall apply to this
         Agreement:

                           (i) The words "hereof", "herein", and "hereunder" and
                  words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                           (ii) The terms defined in the singular shall have a
                  comparable meaning when used in the plural, and vice versa.

                           (iii) The terms "Dollars" and "$" shall mean United
                  States Dollars.

                           (iv) References herein to a specific Section,
                  Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

                           (v) Wherever the word "include," "includes," or
                  "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."


                                    ARTICLE 2

                                PURCHASE AND SALE

                  Section 2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, 80,000 Preferred Shares at the Closing. The purchase price (the "Purchase Price") for the Preferred Shares is $80,000,000 in cash. The Purchase Price shall be paid as provided in Section 2.02.

                  Section 2.02 Closing. The closing (the "Closing") of the purchase and sale of the Preferred Shares hereunder shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, as soon as possible, and in no event later than twelve business days after satisfaction of the conditions set forth in Article 8, or at such other time or place as Buyer and the Corporation may agree. At the Closing:

                  (a) Buyer shall deliver to the Corporation the Purchase Price in immediately available funds by wire transfer to an account of the Corporation with a bank designated by the Corporation, by notice to Buyer, not later than two business days prior to the Closing Date.

                  (b) the Corporation shall deliver a counterpart signature page to the Management Rights Agreement attached hereto as Exhibit C.

                  (c) following delivery of the certificate described in Section 8.03(c), the Corporation shall deliver to Buyer certificates for the Preferred Shares.

                  (d) the Corporation shall deliver to Hicks, Muse & Co. Partners, L.P. ("HMC") the Transaction Fee in immediately available funds by wire transfer to an account designated by HMC by notice to the Corporation, not later than two business days prior to the Closing Date.

                  Section 2.03      Certificates for Restricted Securities.

                  (a) Each certificate for Restricted Securities shall bear the following legend for so long as such securities constitute Restricted
         Securities:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such laws."

                  (b) The Corporation agrees that, at the request of Buyer, it will remove the legend contemplated by this Section from the certificates representing any Restricted Securities in the event that outside counsel for Buyer determines that the transfer of such Preferred Shares is no longer restricted by the Securities Act and outside counsel for the Corporation reasonably concurs in such determination.


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing that:

                  Section 3.01 Corporate Existence and Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Corporation has delivered to Buyer true and complete copies of the Certificate of Incorporation, as amended to date, and By-laws, as in effect on the date hereof.

                  Section 3.02 Corporate Authorization. The execution, delivery and performance of this Agreement by the Corporation is within the Corporation's corporate powers and has been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.03 Approvals. Except as set forth in Schedule 3.03 hereto, the execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than
(i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the Securities Act, (iii) notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) the filing of the Certificate of Designations in accordance with the laws of Delaware, and (v) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

                  Section 3.04 Noncontravention. The execution, delivery and performance of this Agreement by the Corporation do not and will not (i) violate the certificate of incorporation or bylaws of the Corporation, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Corporation or any Subsidiary, other than violations that would not have a Material Adverse Effect, or (iii) except as to matters which would not have a Material Adverse Effect, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or any Subsidiary or to a loss of any benefit to which the Corporation or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon the Corporation or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of the Corporation or any Subsidiary except where such Lien would not have a Material Adverse Effect.

                  Section 3.05 Capitalization. The authorized capital stock of the Corporation consists of 75,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") and 500,000 shares of preferred stock, par value $0.01 per share. (i) 8,372,805 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) zero (0) Shares are held in the treasury of the Corporation, (iii) 2,589,819 Shares are reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Corporation's Stock Option Plans, and (iv) 626,551 Shares are reserved for future issuance pursuant to outstanding warrants. No shares of preferred stock are issued and outstanding. Schedule 3.05 sets forth a list of all options, warrants and other such rights to purchase capital stock of the Corporation and their corresponding exercise prices. Except as set forth on Schedule 3.05, the Corporation owns all of the issued and outstanding capital stock of the Subsidiaries. Except as set forth on Schedule
3.05 and in the financial statements contained in the forms, reports and documents filed with the Commission (the "SEC Reports"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Corporation or any of its Subsidiaries or obligating the Corporation or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Corporation or any Subsidiary and there are no outstanding debt or equity securities of the Corporation or any Subsidiary which upon the conversion, exchange or exercise thereof would require the issuance, sale or transfer by the Corporation or any Subsidiary of any new or additional equity interests in the Corporation or any Subsidiary (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation or any of its Subsidiaries). Except as set forth in the SEC Reports, there are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation.

                  Section 3.06 Authorization of Preferred Shares. The issuance, sale and delivery of the Preferred Shares to Buyer has been duly authorized by all requisite corporate action of the Corporation and the Preferred Shares issued to Buyer in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A 7.5% Convertible Preferred Stock (the "Certificate of Designations") set forth on Exhibit A hereto, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation.

                  Section 3.07 Finders' Fees. Except for Chase Manhattan Corporation, whose fees will be paid by the Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  Section 3.08 SEC Reports. The Corporation has filed all required SEC Reports when due in accordance with the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 3.09 Financial Statements. The consolidated financial statements of the Corporation contained in the SEC Reports complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements which will not be material, either individually or in the aggregate). Except (i) as set forth or reflected on the consolidated financial statements of the Corporation contained in the SEC Reports or described in the notes thereto, and (ii) as set forth on Schedule 3.09, neither the Corporation nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that would be expected to have a Material Adverse Effect.

                  Section 3.10 Absence of Certain Changes. Since September 30, 1998, there has not been any event, occurrence or development of a state of circumstances or facts that has had or could reasonably be expected to have a Material Adverse Effect or an adverse effect on the ability of the Corporation to perform its obligations under this Agreement.

                  Section 3.11 Litigation. Except as set forth on Schedule 3.11, and except as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Corporation threatened against or affecting, the Corporation or any Subsidiary before any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Corporation or a Subsidiary would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.12 Offering of Preferred Shares. Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

                  Section 3.13 No Permits or Licenses. Except as set forth on
Schedule 3.13, there are no governmental permits, licenses or authorizations currently required for the Corporation or its Subsidiaries to conduct their respective businesses.

                  Section 3.14 Intellectual Property, etc. The Corporation or a Subsidiary owns or is licensed or otherwise has the right to use all intellectual property necessary for the conduct of its business as presently conducted, in each case, free and clear of all Liens. The conduct of the Corporation's or any Subsidiaries' business, as presently conducted, does not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Corporation or any Subsidiary under, any contract between the Corporation or any Subsidiary, on the one hand, and any person or any other intellectual property rights of any other person, except for such matters as would not have a Material Adverse Effect. The execution of this Agreement and the consummation of the transactions contemplated hereby will not, except as to matters which would not have a Material Adverse Effect, conflict with, or result in a violation of any intellectual property right of any other Person.

                  Section 3.15 Business Plan. The financial projections and business plan (the "Business Plan") provided to Buyer prior to the date hereof was reasonably prepared on a basis reflecting (i) the management's best estimates, (ii) assumptions and (iii) judgments, at the time provided to Buyer, as to the future financial performance of the Corporation and the individual business segments thereof, each of which was believed to be reasonable by the Corporation's management; it being recognized by Buyer that the Business Plan as it relates to future events is not to be viewed as fact and that actual results during the periods covered thereby may differ from the Business Plan by a material amount.

                  Section 3.16 Accuracy and Completeness of Information Provided. To the Corporation's knowledge, no representation, warranty or covenant of the Corporation in this Agreement and no statement contained in any exhibit, disclosure schedule, or certificate contemplated by this Agreement, when read together, in light of the circumstances under which it was made, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact or information relating to the Corporation or its Subsidiaries that is known to the Corporation that could reasonably be expected to have a Material Adverse Effect and that has not been disclosed to Buyer.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Corporation as of the date hereof and as of the Closing that:

                  Section 4.01 Existence and Power. Buyer is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

                  Section 4.02 Authorization. The execution, delivery and performance of this Agreement by Buyer are within Buyer's powers and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.03 Approvals. The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act, (ii) notification requirements of the HSR Act, and (iii) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

                  Section 4.04 Noncontravention. The execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate the certificate of incorporation or by-laws of the Buyer, or, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                  Section 4.05 Purchase for Investment. Buyer is purchasing the Preferred Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and is capable of bearing the economic risks of such investment.

                  Section 4.06 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  Section 4.07 Finders' Fees. Except for HMC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 5

                          COVENANTS OF THE CORPORATION

                  The Corporation agrees that:

                  Section 5.01 Access to Information. From the date hereof until the Closing Date, the Corporation will (i) furnish to Buyer and its authorized representatives such financial and operating data and other information relating to the Corporation and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with Buyer and its authorized representatives in its investigation of the Corporation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Corporation. In addition, during any time that Buyer has the right to designate a director pursuant to paragraph 9 of the Certificate of Designations, the Corporation will provide Buyer with copies of all financial information, reports and presentations delivered to the lenders under the Corporation's principal credit facilities, subject to the confidentiality agreement set forth in Section 6.01.

                  Section 5.02 Certificate of Designations. Prior to the Closing, the Corporation shall cause to be filed the Certificate of Designations set forth as Exhibit A hereto as required pursuant to the law of Delaware.

                  Section 5.03 Restrictions Pending the Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Buyer, the Corporation will not:

                           (i) amend its Certificate of Incorporation or By-laws
                  or similar organizational documents;

                           (ii) split, combine or reclassify any shares of the
                  Corporation's capital stock;

                           (iii) declare or pay any dividend or distribution
                  (whether in cash, stock or property) in respect of its capital stock;

                           (iv) take any action, or knowingly omit to take any
                  action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Corporation set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of Buyer set forth in Sections 8.01 or 8.02 not being satisfied; or

                           (v) enter into any agreement or commitment to do any
                  of the foregoing.

                  Section 5.04 Reservation of Common Stock. For so long as any of the Preferred Shares is outstanding, the Corporation shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the Certificate of Designations.

                  Section 5.05 Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the Restricted Securities to sell such securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

                  Section 5.06 Venture Capital Operating Corporation Requirements. The Corporation agrees that for so long as Buyer has the right to designate a director pursuant to paragraph 9 of the Certificate of Designations, each of the Funds (which upon the Closing will collectively own substantially all of the membership interests of Buyer) shall have the right: (a) to receive the same information that is provided to members of the Corporation's board of directors; (b) upon reasonable request and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect the books and records of the Corporation; and (c) upon reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Corporation. The foregoing rights are intended to satisfy the requirement of management rights for purposes of qualifying the Funds' indirect ownership interests in the Corporation as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose, the Corporation and the Funds shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Funds hereby agree to treat all information received by them pursuant to this
Section 5.06 in accordance with the provisions of Section 6.01.

                  Section 5.07 Buyer Directors (A) The HMTF Group (as defined below), shall be entitled to designate for election to the Corporation's Board of Directors two people (the "Buyer Directors"), for so long as members of the HMTF Group own either (i) 50% or more of the Preferred Shares issued to members of the HMTF Group on the Closing Date under this Agreement (together, with any equity securities into which such shares are exchanged or converted, the "HMTF Issued Series A Preferred Shares"), (ii) an amount of Common Stock issued upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares or (iii) any combination of the HMTF Issued Series A Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares, and (B) the HMTF Group shall be entitled to designate for election to the Corporation's Board of Directors one person (a "Buyer Director"), for so long as members of the HMTF Group own either
(i) 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares, (ii) an amount of Common Stock issued upon conversion of 25% or more (but less than 50% of) the HMTF Issued Series A Preferred Shares or (iii) any combination of HMTF Issued Series A Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares; provided, however, that the right to designate the Buyer Director or Directors under this
Section 5.07 shall be suspended at any time that the HMTF Group holds Preferred Shares and has the right to elect one person or two persons, as applicable, to the Board of Directors under the terms of the Preferred Shares set forth in the Certificate of Designation. In the event the HMTF Group is entitled under this
Section 5.07 to designate a Buyer Director or the Buyer Directors for election to the Corporation's Board of Directors and elects to have the Board of Directors appoint a Buyer Director or the Buyer Directors, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one or two, as applicable, and fill the vacancies created thereby by electing the Buyer Director or the Buyer Directors and (b) in connection with the meeting of stockholders of the Corporation next following such election, nominate such Buyer Director or Buyer Directors for election as directors by the stockholders and use its best efforts to cause the Buyer Director or Buyer Directors to be so elected. If the HMTF Group is entitled under this letter to designate the Buyer Director or the Buyer Directors for election to the Corporation's Board of Directors and a vacancy shall exist in the office of the or a Buyer Director, the HMTF Group shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Corporation next following such election, nominate such successor for election as director by the stockholders and use its best efforts to cause the successor to be elected.


                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

                  Section 6.01      Confidentiality.

                  (a) Buyer will hold, and will use its reasonable best efforts to cause its officers, directors, members, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Corporation or any of its Affiliates furnished to Buyer or its Representatives, except to the extent that such information was (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer, (iii) independently developed by Buyer, or (iv) later acquired by Buyer from sources other than the Corporation or any of its Affiliates not known by Buyer to be bound by any confidentiality obligation; provided that Buyer may disclose such information to any of the Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. Buyer agrees that it shall not and it shall cause the Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Corporation and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Buyer will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or any of the Representatives on Buyer's behalf from the Corporation in connection with this Agreement that are subject to such confidence.

                  (b) In the event Buyer, or anyone to whom Buyer transmits confidential information, is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, Buyer will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive Buyer's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Buyer or those of its Representatives as to whom the information has been requested or required, or the Corporation waives Buyer's compliance with the provisions of this Agreement, Buyer will furnish only that portion of such information that Buyer is advised by counsel is legally required and, at the Corporation's expense, will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

                  Section 6.02 Sale or Transfer of Restricted Securities. Buyer will not sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any Restricted Securities in contravention of the Securities Act.


                                    ARTICLE 7

                     COVENANTS OF BUYER AND THE CORPORATION

                  Section 7.01 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and the Corporation will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                  Section 7.02 Certain Filings. The Corporation and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement including making any filings under the HSR Act, as soon as practicable but in no event later than the second business day following the execution of this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals, waivers or terminations.

                  Section 7.03 Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

                  Section 7.04      Standstill Agreement.

                  (a) During the period commencing on the date hereof and ending on the earlier of (i) the fifth anniversary of the Closing Date (the "Standstill Period") or (ii) the date these provisions terminate as provided herein, except as (x) specifically permitted by this Agreement or (y) specifically approved in writing in advance by the Board of Directors of the Corporation, the Buyer shall not, and shall cause any of its Affiliates or members of the HMTF Group to not, in any manner, directly or indirectly acquire, or offer or agree to acquire, or become the beneficial owner of or obtain any rights in respect of any capital stock of the Corporation, except for any shares of Common Stock that may be issuable upon the conversion of the Preferred Shares, provided, that the foregoing limitation shall not prohibit the acquisition of securities of the Corporation or any of its successors (i) issued as dividends or as a result of stock splits and similar reclassifications or otherwise in respect of Special Amounts (as defined in the Certificate of Designations) or received in a merger or other business combination in respect of Preferred Shares or Shares held by Buyer or any of its Affiliates or members of the HMTF Group at the time of such dividend, split or reclassification or merger or business combination or (ii) otherwise acquired so long as (in the case of this clause (ii)) on the date of acquisition Buyer and its Affiliates and members of the HMTF Group do not hold as a result of such acquisition Shares in an aggregate amount in excess of 25% (calculated to include any Preferred Shares then held by Buyer or its affiliates or members of the HMTF Group as if such shares had been converted at the then existing conversion ratio into Common Stock) of the number of shares of Common Stock then outstanding; provided that any such additional shares received pursuant to clause (i) or acquired pursuant to clause (ii) shall be voted in the manner set forth in paragraph 9 of the Certificate of Designations.

                  (b) The standstill provisions set forth herein shall terminate on the earliest of (i) the last day of the Standstill Period and (ii) upon the filing of a voluntary bankruptcy petition by the Corporation or on the 60th day following the filing of an involuntary bankruptcy petition against the Corporation if such petition is not discharged with prejudice during such 60-day period.

                  Section 7.05 Registration Rights Agreement. The terms set forth in Exhibit B hereto are hereby incorporated by reference.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

                  Section 8.01 Conditions to Obligations of Buyer and the Corporation. The obligations of Buyer and the Corporation to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) No provision of applicable law or regulation, judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (b) All applicable waiting periods under the HSR Act shall have expired or been terminated.


                  Section 8.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) The Corporation shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing.

                  (b) The representations and warranties of the Corporation contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date).

                  (c) The Certificate of Designations shall have been filed in accordance with the laws of Delaware.

                  (d) The Corporation shall have delivered to Buyer (i) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and (ii) a certificate dated the Closing Date, signed by an officer of the Corporation, certifying as to the fulfillment of the conditions set forth in Sections 8.02(a) and 8.02(b).

                  (e) The Corporation shall have delivered to Buyer an opinion substantially in the form of Exhibit E to Buyer from Milberg Weiss Bershad Hynes & Lerach LLP, with respect to the due incorporation, due authorization, non-contravention, capitalization of the Corporation and the validity of the Preferred Shares.

                  (f) The Corporation shall have delivered to Buyer an opinion substantially in the form of Exhibit F to Buyer from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Corporation, with respect to the valid, binding and enforceable nature of this Agreement.

                  (g) There shall not have occurred (i) any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Corporation and its Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby, or
         (ii) any material disruption of, or material adverse change in, financial, banking or capital market conditions.

                  Section 8.03 Conditions to Obligation of the Corporation. The obligation of the Corporation to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

                  (b) The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

                  (c) The Corporation shall have received a certificate signed by an appropriate officer of Buyer certifying as to the fulfillment of the conditions as set forth in Section 8.03(a) and 8.03(b).


                                    ARTICLE 9

                                   TERMINATION

                  Section 9.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Corporation and Buyer;

                  (b) by either the Buyer or Corporation if (i) the Closing shall not have been consummated on or before December 15, 1999, (ii) the other party shall have breached any of its material obligations under this Agreement or (iii) the conditions set forth in Sections 8.02 or 8.03, respectively, shall have become incapable of being satisfied;

                  (c) by either the Corporation or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

                  (d) by Buyer if an event described in Section 8.02(g) shall have occurred.

         The party desiring to terminate this Agreement pursuant to clauses 9.01(b), 9.01(c) or 9.01(d) shall promptly give notice of such termination to the other party.

                  Section 9.02 Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 11.01, 11.03, 11.05, 11.06, 11.07,
11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 shall survive any termination hereof pursuant to Section 9.01.


                                   ARTICLE 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  Section 10.01 Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 4.01, 4.02, and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                  Section 10.02 Indemnification. (a) The Corporation hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that (i) the Corporation shall not be liable under this Section 10.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 10.02(a) exceeds $2,000,000 in which event Buyer shall be entitled to make a claim against the Corporation for the full amount of such Damages, and (ii) the Corporation's maximum liability under this Section 10.02(a) shall not exceed $60,000,000; provided, further that the Corporation's indemnity obligations hereunder for Buyer Damages shall be calculated net of (i.e. after deducting) any insurance proceeds and any third party payments by virtue of indemnification or subrogation actually received by the Buyer with respect to the subject matter of a claim.

                  (b) Buyer hereby indemnifies the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under this Section 10.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 10.02(b) exceeds $2,000,000 in which event the Corporation shall be entitled to make a claim against the Buyer for the full amount of such Damages, and (ii) Buyer's maximum liability under this Section 10.02(b) shall not exceed $60,000,000; provided, further that Buyer's indemnity obligations hereunder shall be calculated net of (i.e. after deducting) any insurance proceeds or third party payments by virtue of indemnification or subrogation actually received by the Corporation with respect to the subject matter of a claim.

                  Section 10.03 Procedures. (a) The Buyer, on the one hand, and the Corporation, on the other hand, as the case may be, are sometimes referred to herein individually as an "Indemnified Party" and collectively as the "Indemnified Parties." All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 10.03.

         (b)(i) In the event that any claim or demand by a third party for which the Buyer or the Corporation, as the case may be (an "Indemnifying Party"), may be liable to any Indemnified Party hereunder (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"); provided that failure to so notify an Indemnifying Party shall not relieve it from liability except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnifying Party shall have up to thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. Notwithstanding the foregoing, the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this

                  Section 10.03, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. All costs and expenses incurred by the Indemnifying Party in defending such Claim and all costs incurred by the Indemnified Party during the Notice Period shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, then the amount of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder.

         (ii) Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it acknowledges its indemnification obligation and desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings with counsel reasonably acceptable to the Indemnified Party and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense unless, in the reasonable judgment of the Indemnified Party, it is advisable to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate, in which case the reasonable fees of counsel (including local counsel) for the Indemnified Party shall be paid by the Indemnifying Party.

         (iii) The Indemnified Party shall not settle or compromise a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim. The Indemnifying Party may, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment for which the Indemnifying Party is obligated to pay the full amount of the liability for such Claim if it includes as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such action and such settlement or compromise would not otherwise adversely affect the Indemnified Party.

         (iv) Notwithstanding the foregoing, the Indemnified Party shall have the sole right to defend, settle, or compromise any Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement.

         (v) To the extent the Indemnifying Party shall direct, control, or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, all business records and other documents which are reasonably relevant to such Claim, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such Claims. The parties hereto shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

         (vi) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any third party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such third party Claim) if the third party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the third party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

         (vii) Any payments to be made to the Indemnified Party hereunder shall be made by periodic payments of the amount thereof during the course of such investigation or defense, as and when bills are received or loss, liability, claim, damage, or expense is incurred.

                  Section 10.04 Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Preferred Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Corporation, except as expressly set forth in this Agreement.

                  Section 10.05     Certain Other Matters.

                  (a) If the Closing shall occur, the indemnification provisions of this Article 10.05 shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty or any breach of any covenant or agreement made in this

         Agreement, provided, however, that a party may seek specific performance or damages for fraud where applicable.

                  (b) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article 10, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other third parties (other than insurance companies) with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions, at the Indemnifying Party's sole cost and expense, as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party may have.


                                   ARTICLE 11

                                  MISCELLANEOUS

                  Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer, to:

                  HMTF-IV Acquisition Corp.
                  c/o Hicks, Muse, Tate & Furst Incorporated
                  1325 Avenue of the Americas
                  25th Floor
                  New York, New York 10019
                  Attention: Michael Levitt
                  Telecopier: (212) 424-1450

         with a copy to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas 75201
                  Attention: Lawrence D. Stuart, Jr., Esq.
                  Telecopier: (214) 740-7313
         with a copy to:

                  Vinson & Elkins LLP
                  1325 Avenue of the Americas
                  17th Floor
                  New York, New York 10019
                  Attention: Eric S. Shube, Esq.
                  Telecopier: (917) 206-8005

         if to the Corporation, to:

                  Globix Corporation
                  139 Centre Street
                  New York, New York 10012
                  Attention: President
                  Telecopier No.:  (212) 334-8507

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022-3897
                  Attention: Howard L. Ellin, Esq.
                  Telecopier No.:  (212) 735-2000

         and

                  Milberg Weiss Bershad Hynes & Lerach LLP
                  One Pennsylvania Plaza
                  New York, New York  10119-0165
                  Attention: Arnold N. Bressler, Esq.
                  Telecopier No.:  (212) 868-1229

         Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

                  Section 11.02 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

                  Section 11.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that the Corporation shall pay the filing fee payable in respect of the HSR filing.

                  Section 11.04 Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except (i) that Buyer may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates and (ii) that Buyer may assign its rights and obligations under Sections 2.03, 6.02, 7.04 and Exhibit B of this Agreement to any one or more members of the HMTF Group. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Following the date hereof, but in any event within seven business days hereof, Affiliates of Buyer may become parties to this Agreement by executing a counterpart signature page hereto and making the type of representations set forth in Article IV hereof to the Corporation with respect to such Buyer Affiliate. Upon such execution, Schedule I hereto shall be modified to reflect the number of Preferred Shares to be purchased by such Buyer Affiliate, and the aggregate purchase price for such Shares (the "Investment Amount"). Each Buyer Affiliate shall be severally liable for the obligations of Buyer and the Buyer Affiliate pursuant to this Agreement on a pro rata basis determined by dividing such Buyer Affiliate's Investment Amount by the Purchase Price, but in no event shall such obligations exceed such Buyer Affiliate's Investment Amount. In connection with the foregoing, this Agreement shall be amended so as to reflect the foregoing and any other changes that Buyer and the Corporation deem appropriate to reflect the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, after the consummation of the Closing, no Buyer Affiliate shall be obligated to make any payment with respect to, or otherwise perform, the obligations of the Corporation hereunder.

                  Section 11.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

                  Section 11.06 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in federal court sitting in the State of New York or any other New York court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

                  Section 11.07 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the limitation on recourse provided in Section 11.13.

                  Section 11.08 Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Designations constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (except for the letter agreement dated on or about October 1, 1999 with respect to confidential treatment of information provided by the Corporation, which remains in effect).

                  Section 11.09 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  Section 11.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  Section 11.11 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement would be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competition jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

                  Section 11.12 Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

                  Section 11.13 No Affiliate Liability. Each of the following is herein referred to as a "Buyer Affiliate:" (a) any direct or indirect holder of any equity interests or securities in Buyer (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Buyer, or
(c) any director, officer, employee, representative or agent of (i) Buyer, (ii) any Affiliate of Buyer or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Buyer Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby and the Corporation hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Buyer) shall be liable for or in respect of such matters.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   GLOBIX CORPORATION


                                   By:  /s/ Marc H. Bell
                                        ----------------
                                   Name:    Marc H. Bell
                                   Title:   President




                                   HMTF-IV ACQUISITION CORP.


                                   By:  /s/ Thomas O. Hicks
                                        ---------------------------
                                   Name:    Thomas O. Hicks
                                   Title:   Chief Executive Officer

                                                                       EXHIBIT A




             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                    SERIES A 7.5% CONVERTIBLE PREFERRED STOCK

                                       of

                               GLOBIX CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         We, the undersigned, Brian Reach, Chief Financial Officer, and Paul Asher, Secretary, of Globix Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

         RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 500,000 shares of preferred stock, $.01 par value ("Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

         RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. Number and Designation. 250,000 shares of the Preferred Stock of the Corporation shall be designated as Series A 7.5% Convertible Preferred Stock (the "Series A Preferred Stock") (including 170,000 shares of Series A Preferred Stock reserved exclusively for the payment of dividends pursuant to paragraph
4).

         2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Affiliate" means, with respect to any specified person, any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Buyer" means HMTF-IV Acquisition Corp., a Delaware corporation.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

         "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which either (A) the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (B) the holders of the outstanding Voting Stock of the Corporation immediately prior to such transaction hold less than 50% of the outstanding Voting Stock of the surviving or transferee corporation or its parent corporation immediately after the transaction or (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Common Stock" means the Corporation's common stock, par value $.01 per share.

         "Current Market Price" means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i), (ii), (iii), (iv), (v) or (vi) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other that the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph 8(g)(iv) or (v), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph 8(g)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution,

(2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Ratio are called for pursuant to paragraph 8(g), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of paragraph 8(g) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Issue Date" means the original date of issuance of shares of Series A Preferred Stock.

         "Liquidation Preference" is an amount equal to $1,000.00 per share of Series A Preferred Stock.

         "Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

         "Special Amount" means, with respect of any share of Series A Preferred Stock, all dividends and other amounts which have become payable in respect of such share under paragraph 4(a), and any amounts which have become payable under paragraph 10, but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c) (including any such amounts paid in shares of Series A Preferred Stock pursuant to paragraph 4(f)).

         "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

         3. Rank. (a) Any class or series of stock of the Corporation, whether now existing or hereafter created, shall be deemed to rank:

                  (i) prior to the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series A Preferred Stock ("Senior Securities");

                  (ii) on a parity with the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of the Series A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                  (iii) junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up, or both, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("Junior Securities").

             (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

             (c) The Series A Preferred Stock shall be subject to the creation of Junior Securities.

         4. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at a rate per annum equal to seven and one-half percent (7.5%) of the Liquidation Preference per share and an additional amount at a rate per annum equal to seven and one-half percent (7.5%) of the Special Amount with respect to any share of Series A Preferred Stock (an "Additional Amount"), to be paid in accordance with the terms of this paragraph 4; provided, however, that, upon the failure by the Corporation to make the Change of Control Offer pursuant to paragraph 11 hereof, the dividend rate per annum shall increase to fifteen percent (15%) of the Liquidation Preference per share and any Additional Amount shall accrue at a rate of fifteen percent (15%) of the Special Amount with respect to a share of Series A Preferred Stock, each to be effective retroactively as of the date of the Change of Control; provided, further, that the dividend and Additional Amount rates shall be subject to further adjustment in accordance with paragraph 12(d) hereof. Such dividends and Additional Amounts shall be cumulative from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends and Additional Amounts shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Each such dividend and Additional Amount shall be payable to the holders of record of shares of the Series A Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

             (b) The amount of dividends and Additional Amounts payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual seven and one-half percent (7.5%) rate by four (4); provided, however, that upon the failure by the Corporation to make the Change of Control Offer pursuant to paragraph 11 hereof, the amount of dividends and Additional Amounts payable for each full Dividend Period shall be computed by dividing the annual fifteen percent (15%) rate by four
     (4), such rate to be effective retroactively as of the date of the Change of Control; provided, further, that the dividend and Additional Amount rates shall be subject to further adjustment in accordance with paragraph 12(d) hereof. The amount of dividends and Additional Amounts payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of amounts payable under
     Section 4(a) hereof (including

     Special Amounts and Additional Amounts), on the Series A Preferred Stock. Except as expressly provided herein, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

             (c) Special Amounts for any past Dividend Periods may be declared and paid in shares of Series A Preferred Stock on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

             (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, except any dividend paid to effectuate a stock split and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on or redemption of such class or series of Parity Securities. When Special Amounts and Additional Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and Additional Amounts accumulated and unpaid on the Series A Preferred Stock and dividends accumulated and unpaid on such Parity Securities.

             (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, (except paid to effectuate a stock split) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (other than under a shareholders' right plan), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts on all outstanding shares of the Series A Preferred Stock and accrued and unpaid dividends on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend and Additional Amount for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities.

             (f) The Corporation may pay current dividends, or dividends or Additional Amounts that have accrued from the last Dividend Payment Date through the date of payment, at its election, in cash or shares of Series A Preferred Stock or any combination thereof. The Corporation may pay accrued dividends (including accrued and unpaid dividends), Additional Amounts (including accrued and unpaid Additional Amounts) and Special Amounts and any dividends accrued thereon only in shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock to be issued in circumstances when dividends, Additional Amounts or Special Amounts are paid with additional shares of Series A Preferred Stock will equal the cash amount of the dividend, Additional Amount or Special Amount, if any, payable (but for the operation of this Section 4(f)), divided by the Liquidation Preference, rounded to the nearest full share, up or down, after taking into account all shares of Series A Preferred Stock owned by the holder thereof, provided that if the resulting fractional share held by such holder equals one-half or more of a share of Series A Preferred Stock, such fractional share shall be rounded up to the nearest full share.

         5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock an amount in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

             (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Securities shall not be entitled to share therein.

         6. Redemption. (a) The Series A Preferred Stock shall be redeemable by the Corporation on or after November 15, 2004. After such date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for redemption, without interest.

             (b) To the extent the Corporation shall have funds legally available for such payment, on November 15, 2014, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to such date, without interest.

             (c) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be predesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

             (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraph 6(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

         7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share).

             (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current Conversion Ratio; and (vi) that dividends and Additional Amounts on the shares to be redeemed will cease to accrue on such redemption date.

             (c) Notice having been mailed as aforesaid, from and after the redemption date, dividends and Additional Amounts on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, said shares shall no longer be deemed outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. The Corporation's obligation to provide moneys in accordance with this Section 7(c) shall be deemed fulfilled if, on or before the applicable redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a combined capital and surplus of at least $1,000,000,000 in funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited to which holders of Series A Preferred Stock are lawfully entitled but which are unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of

     Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the applicable redemption price. The election by the Corporation to redeem shares of Series A Preferred Stock shall become irrevocable only on the redemption date included in the relevant notice.

             (d) Notwithstanding anything to the contrary contained herein, if the Corporation's notice of redemption has been given pursuant to this
     Section 7 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the third Business Day immediately preceding the redemption date, give written notice to the Corporation of the conversion of any and all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such shares shall not be redeemed and the conversion of such shares to be redeemed shall become effective as provided in Section 8.

         8. Conversion. (a) Subject to the provisions of this paragraph 8, the holders of the shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of any date shall be an amount equal to the sum of (i) the Liquidation Preference, (ii) the Special Amount and (iii) an amount equal to all dividends and the Additional Amount accrued thereon from the last Dividend Payment Date to such date, divided by $40, subject to adjustment from time to time pursuant to paragraph 8(g) hereof. Notwithstanding any call for redemption pursuant to paragraph 6, the right to convert shares so called for redemption shall terminate at the close of business on the third Business Day immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

             (b) (i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                  (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (y) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series A Preferred Stock not being so converted.

                  (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non- assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series A Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series A Preferred Stock not converted.

             (c) (i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

                  (ii) If a holder of Series A Preferred Stock delivers to the
             Corporation a notice of election to convert, the Series A Preferred Stock to be converted shall cease to accrue dividends and Additional Amounts pursuant to paragraph 4 but shall continue to be entitled to receive pro rata dividends and Additional Amounts for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

                  (iii) Except as provided above and in paragraph 8(g), the
             Corporation shall make no payment or adjustment for accrued and unpaid dividends or Additional Amounts on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

             (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.

                  (ii) Prior to the delivery of any securities which the
             Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

             (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (f) In connection with the conversion by a holder of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be required to be issued to such holder, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Business Day on which such shares of Series A Preferred Stock are deemed to have been converted.

             (g) (i) In case the Corporation shall at any time after the date of issue of the Series A Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause 8
     (g)(i)(C) , 8 (g)(i)(D) or 8(g)(i)(E) above) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph 8(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Corporation shall issue or sell any Common
             Stock (other than Common Stock issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering when either (i) the underwriting discount is less than 5%, or (ii) the offering price per share is greater than the Conversion Price, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i) or 8(g)(iii) hereof or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion), and (2) the denominator of which shall be the sum of
             (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

                  (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants (other than rights, options or warrants issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock- related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering when either (i) the underwriting discount is less than 5%, or (ii) the offering price per share is greater than the Conversion Price, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i) or 8(g)(ii) hereof or the issuance of which did not require adjustment hereunder) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Ratio shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be the Conversion Ratio that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) to reverse the adjustment with respect to rights, options or warrants that have lapsed or expired unexercised; and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Ratio shall be adjusted to reflect the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Ratio was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii).

                  Rights or warrants distributed by the Corporation to holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph 8 (g)(iii) (and no adjustment to the Conversion Ratio under this paragraph 8(g)(iii) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Ratio under this paragraph 8 (g)(iii) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of shares of Series A Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Ratio under this paragraph 8(g)(iii) was made, (1) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by any holders thereof, the Conversion Ratio shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and
             (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Ratio shall be readjusted as if such rights and warrants had not been issued.

                  (iv) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (x) dividends payable in Common Stock or rights, options or warrants referred to in paragraph 8(g)(i) or 8(g)(iii) hereof for which an adjustment was made, (y) dividends paid solely in cash, or (z) distributions of stock or assets having an aggregate fair market value of less than $7.5 million on a cumulative basis), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price on such record date, and (B) the denominator of which shall be the Current Market Price on such record date, less the fair market value (determined as set forth in paragraph 8 (g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

                  For purposes of this paragraph 8(g)(iv) and paragraph 8(g)(i)
             and 8(g)(iii), any dividend or distribution to which this paragraph 8(g)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph 8(g)(i) or 8(g)(iii) applies (or both) shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which paragraph 8(g)(i) or 8(g)(iii) applies (and any Conversion Ratio adjustment required by this paragraph 8(g)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Ratio adjustment required by paragraph 8(g)(i) or 8(g)(iii) with respect to such dividend or distribution shall then be made).

                  (v) If the Corporation shall, by dividend or otherwise,
             distribute to holders of its shares of Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph 8(h) applies or as part of a distribution referred to in paragraph 8(g)(iv)) in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to holders of its shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph 8(g)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Corporation for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph 8(vi) has been made, exceeds 5% of the Corporation's consolidated net income for the preceding fiscal year then, and in each such case, immediately after the close of business on such date, the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on such record date by a fraction and (1) the numerator of which shall be equal to the Current Market Price on such record date; (2) the denominator of which shall be equal to the Current Market Price on the record date less an amount equal to the quotient of (x) the excess of such combined amount over 5% of the Corporation's consolidated net income for the preceding fiscal year and (y) the number of shares of Common Stock outstanding on the record date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the shares of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive upon conversion of a shares of Series A Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Series A Preferred Stock (or portion thereof) immediately prior to such record date. If such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not been declared.

                  (vi) If a tender offer made by the Corporation or any of its
             Subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Corporation or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph 8(g)(vi) has been made and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph 8(g)(v) has been made, exceeds 5% of the Corporation's consolidated net income for the preceding fiscal year, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such adjustment (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such tender offer had not been made. If the application of this paragraph 8(g)(vi) to any tender offer would result in a decrease in the Conversion Ratio, no adjustment shall be made for such tender offer under this paragraph 8(g)(vi).

                  (vii) In the event that, at any time as a result of the
             provisions of this paragraph 8(g), a holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

             (h) Subject to paragraph 9 hereof, in case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any merger of another corporation into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), or in case of any sale, conveyance or transfer of 50% or more of the assets of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible as specified in

     Paragraph 8(a), to convert such share of Series A Preferred Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Corporation failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Corporation in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph 8 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 8. The above provisions of this paragraph 8 shall similarly apply to successive consolidations, mergers, conveyance or transfers.

             (i) In case:

                  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                  (ii) the Corporation shall authorize the granting to all
             holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Corporation's outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale, conveyance or transfer of all or substantially all the assets of the Corporation; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then the Corporation shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series A Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of a Series A Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating
     (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this paragraph 8(i) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

         (j) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series A Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

         9. Voting Rights. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 9 or as otherwise provided by law.

         (b) Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters that the holders of Common Stock are entitled to vote upon on at a meeting of stockholders of the Corporation, except that with respect to the election of directors of the Corporation, except as set forth in clause (c) below, the shares of Series A Preferred Stock shall automatically be voted in the same proportion as the votes of the holders of Common Stock. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast by in such vote by a holder of the shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited.

         (c) For so long as members of the HMTF Group own (A) either (i) 50% or more of the shares of Series A Preferred Stock issued to members of the HMTF Group on the Closing Date under the Stock Purchase Agreement dated as of November 5, 1999 (together with any equity securities into which such shares are exchanged or converted, the "HMTF Issued Series A Preferred Shares"), (ii) an amount of Common Stock issued upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares or (iii) any combination of HMTF Issued Series A Preferred Shares and

     Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares, the number of directors then constituting the Board of Directors shall be increased by two and the HMTF Holders, voting as a single class, shall be entitled to elect the two additional directors (the "Buyer Directors") to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided, or (B) either (i) 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares", (ii) an amount of Common Stock issued upon conversion of 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares or (iii) any combination of HMTF Issued Series A Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares, the HMTF Holders, voting as a single class, shall be entitled to elect only one additional Buyer Director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. At any time after voting power to elect a director shall have become vested and be continuing in the HMTF Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the HMTF Holders, a proper officer of the Corporation may, upon the written request of the holders of record of at least fifty percent (50%) of the HMTF Issued Series A Preferred Shares then outstanding held by the HMTF Holders addressed to the Secretary of the Corporation, call a special meeting of the HMTF Holders for the purpose of electing the additional Buyer Director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty
     (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least fifty percent (50%) of the HMTF Issued Series A Preferred Shares then outstanding held by the HMTF Holders may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of HMTF Issued Series A Preferred Shares so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof. In the event the HMTF Group loses the right to nominate one or more Buyer Directors pursuant to the first sentence of this paragraph 9(c), then the HMTF Group shall direct one or more Buyer Directors to tender his resignation (which resignation need not be accepted by the board of directors). "HMTF Group" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, and its Affiliates, the Buyer and its Affiliates, and their respective officers, directors, partners, members, stockholders and employees (and members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and "HMTF Holders" shall mean the members of the HMTF Group holding HMTF Issued Series A Preferred Shares or the Common Stock into which such shares are converted.

                   (d) In the event the HMTF Group elects to have the Board of Directors appoint the Buyer Directors (in lieu of following the procedures for direct election set forth in paragraph 9(c)) it shall so notify the Corporation in writing and the Corporation shall (i) increase the size of the Board of Directors by two and fill the vacancies created thereby by electing the Buyer Directors and (ii) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Directors for election as directors by the stockholders and use its best efforts to cause the Buyer Directors to be so elected. If a vacancy shall exist in the office of a Buyer Director, the HMTF Group shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Corporation next following such election, nominate such successor for election as director by the stockholders and use its best efforts to cause the successor to be so elected.

                   (e) If the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by one (in addition to any directors appointed or elected pursuant to paragraph 9(c) or (d) hereof) and the HMTF Holders, voting as a single class, shall be entitled to elect the additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation, then the right of the HMTF Holders to elect such additional director shall cease and the term of office of any person so elected as director by the HMTF Holders shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

                   (f) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and preferences and Optional Redemption provisions), rights or powers of the Series A Preferred Stock or to authorize the issuance or sale of any additional shares of Series A Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series A Preferred Stock shall require the written consent of holders of two-thirds of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of two-thirds of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of HTMF Issued Series A Preferred Shares called for such purpose.

                   (g) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities or Parity Securities.

                   (h) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of HMTF Issued Series A Preferred Shares called for such purpose, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation unless: either (1) the Corporation is the surviving or continuing person and the Series A Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series A Preferred Stock or
         (2) (i) the person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting person, having in respect of such successor, transferee or resulting person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

                   (i) In exercising the voting rights set forth in this paragraph 9, except as otherwise provided in paragraph 9(b), each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock shall have with respect to such matters one vote per $1,000

         (or fraction thereof) of the aggregate Liquidation Preference plus Special Amounts. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                   (j) Upon the occurrence of a Change of Control if the Corporation shall have failed to make the Change of Control Offer in accordance with paragraph 11 hereof, thereafter, but subject to the provisions of paragraph 12(d) hereof, the consent of the holders of a majority of the shares of the HMTF Issued Series A Preferred Shares, voting as a separate class, shall also be required to approve (i) any subsequent merger, consolidation, recapitalization or other business combination involving the Corporation or any material subsidiary, (ii) a sale of 50% or more of the assets of the Corporation on a consolidated basis, and (iii) the payment of any cash dividends to holders of, or the redemption or repurchase of, Pari Passu Securities or Junior Securities.

                   10. Change of Control Payment. Notwithstanding anything to the contrary contained in paragraph 4(b) hereof, upon the occurrence of a Change of Control prior to the fifth anniversary of the Issue Date of the Series A Preferred Stock, the Corporation shall pay, and the holders of the shares of Series A Preferred Stock shall be entitled to receive, an amount (the "Change of Control Payment") payable in shares of Series A Preferred Stock, cash or any combination thereof, at the option of the Corporation, on each outstanding share of Series A Preferred Stock, equal to the excess of (1) the amount that the sum of the Special Amount and the Additional Amount on one share of Series A Preferred Stock would be if (i) such share had been outstanding from the date of original issuance of the Series A Preferred Stock to the fifth anniversary of the date of original issuance of the Series A Preferred Stock and no dividends had been declared and paid on such share and (ii) such fifth anniversary was a Dividend Payment Date (such that the accumulated dividends thereon would have been added to the Special Amount thereof) over (2) the amount of the actual sum of the Special Amount and the Additional Amount of such outstanding share of Series A Preferred Stock on the Change of Control date plus the amount of any dividends previously received (i.e. declared and paid) thereon. The Change of Control Payment shall not affect (i) the right of the holders of shares of Series A Preferred Stock to convert such shares pursuant to paragraph 8 hereof,
(ii) the continued accrual of dividends pursuant to paragraph 4(a) on the outstanding shares of Series A Preferred Stock during such five-year period or thereafter, (iii) except as expressly set forth in this subparagraph 10, any other provision hereof relating to the payment of dividends or (iv) the provisions of paragraph 9, paragraph 11 or paragraph 12 hereof. Notwithstanding the foregoing, the Change of Control Payment payable pursuant to this paragraph 10 shall be subject to the following limitations:

                   (1) Upon a Change of Control on or prior to the second anniversary of the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration upon such conversion or redemption with a fair market value determined as set forth in paragraph 8(g)(ii) hereof of no less than the product of (i) three (3), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

                   (2) Upon a Change of Control after the second anniversary, but on or prior to the third anniversary, of the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration upon such conversion or redemption with a fair market value determined as set forth in paragraph 8(g) (ii) hereof of no less than the product of (i) four (4), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

                   (3) Upon a Change of Control after the third anniversary, but on or prior to the fourth anniversary of, the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration upon such conversion or redemption with a fair market value determined as set forth in paragraph 8(g) (ii) hereof of no less than the product of (i) five (5), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

                   (4) Upon a Change of Control after the fourth anniversary, but prior to the fifth anniversary of, the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration upon such conversion or redemption with a fair market value determined as set forth in paragraph 8(g)(ii) hereof of no less than the product of (i) six (6), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

                   (5) The Corporation shall have the right to institute reasonable procedures in order to implement this paragraph 10 (as well as paragraphs 11 and 12 hereof) and, to the extent reasonably practicable, will make proper provision prior to the date of any Change of Control to ensure that the holders of shares of Series A Preferred Stock will be entitled to receive the benefits intended to be afforded by this paragraph 10.

                   11.  Change of Control Offer.

                   (a) Upon the occurrence of a Change of Control, the Corporation shall have the right, but not the obligation, to offer (the "Change of Control Offer") to repurchase the shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased, plus 101% of the Special Amount in respect of such share (after giving effect to the Change of Control Payment), plus an amount equal to 101% of all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Change of Control Purchase Amount"). Within 20 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) describing the transaction or transactions that constitute the Change of Control and, if the Corporation so elects, offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Change of Control Purchase Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by Section 6 and described in such notice. The failure of the Corporation to make such Change of Control Offer within such 20-day period shall constitute an irrevocable waiver of the Corporation's right to make such Change of Control Offer solely with the respect to the relevant Change of Control and shall result in the increased dividend rate referred to in paragraph 4 (a) hereof and the special voting rights referred to in 9(j) hereof becoming applicable effective as of the date of the Change of Control. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock as a result of a Change of Control.

                   (b) On the Change of Control Purchase Date, the Corporation shall, to the extent lawful:

                   (1) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Change of Control Offer;

                   (2) deposit with the paying agent an amount equal to the Change of Control Purchase Amount in respect of all shares of Series A Preferred Stock so tendered; and

                   (3) deliver or cause to be delivered to the Registrar all certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Corporation.

                   (c) The paying agent shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Change of Control Purchase Amount for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Corporation shall notify each holder of Series A Preferred Stock the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                   (d) The provisions of this paragraph that permit the Corporation to make a Change of Control Offer shall be applicable regardless of whether any other provisions of this certificate are applicable. Except as set forth in this paragraph, no holder of shares of Series A Preferred Stock shall have any right to require the Corporation to repurchase or redeem the shares of Series A Preferred Stock in the event of a takeover, recapitalization or other similar transaction.


                   12.       Purchase Offer.

                   (a) If the Corporation shall elect not to make, or shall fail to make, the Change of Control Offer following the occurrence of a Change of Control pursuant to paragraph 11 hereof within the 20-day period specified therein, then in addition to the redemption rights that the Corporation may exercise pursuant to paragraph 6 hereof after November 5, 2004, the Corporation shall also have the right (but not the obligation), at any time and from time to time prior to November 5, 2004, to offer (the "Purchase Offer") to repurchase the shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased, plus 101% of the Special Amount in respect of such share (after giving effect to the Change of Control Payment to the extent that such payment shall not have been made in cash), plus an amount equal to 101% of all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Purchase Payment"). If the Corporation elects to make a Purchase Offer, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Purchase Payment Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by
         Section 6 and described in such notice. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock hereunder.

                   (b) On the Purchase Payment Date, the Corporation shall, to the extent lawful:

                   (1) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Purchase Offer;

                   (2) deposit with the paying agent an amount equal to the Purchase Payment in respect of all shares of Series A Preferred Stock so tendered; and

                   (3) deliver or cause to be delivered to the Registrar all certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Company.

                   (c) The paying agent shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Purchase Payment for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Corporation shall notify the holders of Series A Preferred Stock the results of the Purchase Offer on or as soon as practicable after the Purchase Payment Date.

                   (d) If a holder of shares of Series A Preferred Stock elects not to, or otherwise fails to, properly tender shares of Series A Preferred Stock into the Purchase Offer, then (i) with respect to each share of Series A Preferred Stock that such holder fails to tender, the Liquidation Preference, the Special Amount and all dividends and the Additional Amount that have accrued thereon or been paid thereon in shares of Series A Preferred Stock from the effective date of any increase in the dividend rate effected pursuant to paragraph 4 (following the failure of the Company to make the Change of Control Offer) through the expiration date of the Purchase Offer made pursuant to paragraph 12 shall be recalculated as if the dividend rate applicable to each share of Series A Preferred Stock for such period had been seven and one-half percent (7.5%); (ii) any dividends and any Additional Amount applicable to periods following the expiration of the Purchase Offer with respect to each such share shall be computed at a rate of seven and one-half percent (7.5%) per annum; (iii) the amount of dividends and the Additional Amount payable for each full Dividend Period for the Series A Preferred Stock applicable to periods following the expiration of the Purchase Offer shall be computed by dividing seven and one-half percent (7.5%) by four (4); and (iv) the special voting provisions provided in paragraph 9(j) shall terminate on the expiration date of the Purchase Offer, in each case subject to reinstatement upon a subsequent Change of Control. Nothing in this paragraph 12(d) shall affect the Change of Control Payment received pursuant to paragraph 10.

                   13. Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Series A Preferred Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

                   14. Reports. So long as any of the Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports.

                   15. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation to Globix Corporation, 139 Centre Street, New York, New York, 10012, Attention: Chief Financial Officer, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                   16. General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

                   (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                   (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                   (d) Each holder of shares of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

                   IN WITNESS WHEREOF, Globix Corporation has caused this Certificate of Designations to be signed and attested by the undersigned this ____ day of November, 1999.

                                      GLOBIX CORPORATION


                                      By:
                                          --------------------------------
                                          Name:
                                          Title:



                                      By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B


                               REGISTRATION RIGHTS

         This constitutes Exhibit B to the Stock Purchase Agreement (as it may be amended from time to time, the "Stock Purchase Agreement") dated as of November 5, 1999 between Globix Corporation, a Delaware corporation (together with any successor thereto, the "Corporation") and HMTF-IV Acquisition Corp., a Delaware corporation ("Buyer").

                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.1 Definitions. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "Demand Registration Statement" means the Demand Registration Statement as defined in Section 2.01.

         "Holder" means a person who owns Registrable Securities and is either
(a) Buyer or (b) a direct or an indirect transferee of Buyer who has agreed in writing to be bound by the terms of Sections 2.03(b), 6.02 and 7.04 of the Stock Purchase Agreement and this Exhibit B.

         "Piggyback Registration" means a Piggyback Registration as defined in
Section 2.02.

         "Registrable Common Stock" means the shares of Common Stock issued upon conversion of the Preferred Shares, including any additional shares of Common Stock issued in respect thereof in connection with a stock split, stock dividend or similar event with respect to the Common Stock.

         "Registrable Securities" means (a) the Preferred Shares, (b) the Registrable Common Stock, and (c) any securities of the Corporation hereafter acquired by Buyer or into which such Preferred Shares, Registrable Common Stock or securities may thereafter be changed. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) have ceased to be outstanding.

         "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

         "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.

                                   ARTICLE 2

                               REGISTRATION RIGHTS

                  Section 2.1       Demand Registration.

                  (a) Holders ("Requesting Holders") of a majority of the Registrable Securities may make up to three written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the Holders (each, a "Demand Registration"); provided that the Demand Registrations must be in respect of Registrable Securities with a fair market value of at least $30,000,000 unless such registration request is for all remaining Registrable Securities, in which case such Registrable Securities shall have a fair market value of at least $5,000,000. Such requests will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Requesting Holder to perform its obligations under this Exhibit B or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that (i) if the Demand Registration does not become effective because of a material adverse change that has occurred or is reasonably likely to occur in the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the Requesting Holders or (ii) if after the Demand Registration has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other government agency or court, then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

                  (b) In the event that Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Requesting Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration.

                  (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration (or Shelf Registration, as defined below) shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.01 or Section 2.03, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

                  (d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Common Stock, and agree to cooperate with the Corporation in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

                   (e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to the Buyer indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as the Requesting Holders' Demand Registration; provided that a Demand Registration will not be deemed preempted if the Requesting Holders are not able to sell all of the securities requested to be included in the Demand Registration by exercising their piggyback registration rights as set forth in Section
         2.02. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Requesting Holders may effect a Demand Registration.

         Upon receipt of any request for Demand Registration, the Corporation shall promptly (but in any event within ten (10) days) give a written notice of such proposed Demand Registration to all other Holders entitled to make a Demand Request hereunder, who shall have the right, exercisable by written notice to the Corporation within twenty (20) days of their receipt of the Corporation's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All such Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall deemed to be "Requesting Holders" for purposes of this Section 2.01.

                  Section 2.02 Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Common Stock as such Holder may request (a "Piggyback Registration"). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Piggyback Registration (which notification shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use its reasonable best efforts to have the shares of Registrable Common Stock that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Common Stock in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Common Stock for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

                  Section 2.03 Shelf Registration. In addition to the three Demand Registrations provided for in Section 2.01, Holders of a majority of the Registrable Securities shall be entitled to request a shelf registration (a "Shelf Registration"), provided that such request is otherwise in compliance with the provisions of Section 2.01. The Corporation shall be required to maintain the effectiveness of the Shelf Registration for at least 36 calendar months (which period shall be extended if necessary by the amount of time that a Suspension Event was in effect pursuant to Section 3.03), it being expressly agreed and understood that for purposes of this Agreement any subsequent underwritten "take-down" with respect to the Shelf Registration shall constitute a

Demand Registration to be counted toward the three total Demand Registrations authorized by Section 2.01. The Corporation shall not be required to effect a Demand Registration pursuant to Section 2.01 if the Corporation shall at the time have effective a Shelf Registration pursuant to which the Holders that requested registration could effect the disposition of such Holders' Registrable Securities in the manner requested.

                  Section 2.04       Reduction of Offering.

         (a) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Corporation) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Corporation or the Requesting Holders that the inclusion of such securities will not materially and adversely affect the price, timing or distribution of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Corporation or the Requesting Holders that even after exclusion of all securities of other Persons (including the Corporation) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Corporation or the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Request under Section
2.01 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded Holders") shall have the right to withdraw all, but not less than all, of their shares from such registration.

         (b) Priority on Piggyback Registrations. If any Person (including the Corporation) requests, pursuant to Section 2.02 or in connection with similar contractual piggyback registration rights, that Registrable Securities be included in a registration statement and the managing underwriter or underwriters advise the Corporation or the Requesting Holders that the inclusion of such Registrable Securities would cause a Material Adverse Effect, then in such circumstances the number of such Persons' Registrable Securities to be included in the registration statement shall be reduced to an amount, which in the judgment of the managing underwriter or underwriters, would eliminate such Material Adverse Effect in the following order of priority:

                  (i) if the registration statement is to be filed as a result of a demand registration, such reduction shall be effected first by eliminating any Registrable Securities requested to be included by the Corporation, and thereafter by the other Persons (except the Requesting Holders), pro rata based on the ratio which each such Person's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (except the Requesting Holders and the Corporation) who have requested that their shares be included in such registration statement.

                   (ii) if the registration statement is to be filed as a primary registration by the Corporation, such reduction shall be effected by eliminating any Registrable Securities requested to be included by the other Persons pro rata based on the ratio which each such Person's shares bears to the total number of shares owned by all Persons who have requested that their shares be included in such registration statement.

If as a result of the provisions of this Section 2.04(b) any Person shall not be entitled to include all Registrable Securities in a registration that such Person has requested to be so included, such Person may withdraw such Person's request to include Registrable Securities in such registration statement.

                  Section 2.05 Preservation of Rights. The Corporation has not and will not grant any registration rights to third parties which contravene the rights granted hereunder.

                                    ARTICLE 3

                             REGISTRATION PROCEDURES

                  Section 3.01 Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.01, Section 2.02 and Section 2.03 hereof, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

                  (a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 120 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Corporation shall furnish to the Buyer a certificate signed by the Corporation's Chairman, President or any Vice-President stating that the Corporation is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Corporation has determined in good faith that such disclosure would be materially detrimental to the Corporation or its stockholders, then the Corporation may postpone the filing (but not the preparation) or effectiveness of a registration statement for a period of not more than 120 days; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Corporation will make a registration statement available under this Exhibit B; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

                  (b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

                  (c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                   (d) The Corporation will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions, provided that the Corporation will not be required to
         (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d),
         (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in
         Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

                  (f) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

                  (g) At the request of any Underwriter in connection with an underwritten offering the Corporation will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

                  (h) If requested by the managing underwriter or any seller, the Corporation shall promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

                  (i) The Corporation shall promptly make available for inspection by any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such underwriter (collectively, the "Inspectors"), all material financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information requested by any such Inspectors in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (i) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Inspectors agree to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

                  (j) The Corporation shall cause the Registrable Securities to be (A) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

                  (k) The Corporation shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

                  (l) The Corporation shall cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (m) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                   The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such registration.

                  Section 3.02 Registration Expenses. In connection with any Registration, the Corporation shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration, and (vii) all road show costs and expenses not paid by the underwriters. The Selling Holders shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) fees and expenses of counsel for the Selling Holders and (iii) any out-of-pocket expenses of the Selling Holders.


                  Section 3.03 Black-Out Period. Subject to the provisions of this Section 3.01, following the effectiveness of a Registration Statement (and the filings with any state securities commissions), the Corporation, by written notice to the Buyer and to the other Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to the Registration Statement, if any of the following events shall occur: (i) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that requires additional disclosure of material information by the Corporation in the Registration Statement and which has not been so disclosed; or (ii) a material corporate transaction or development is pending or has occurred, the disclosure of which should be set forth in the Registration Statement and the Board of Directors of the Corporation shall have determined in good faith would not be in the best interests of the Corporation and its stockholders. Upon the occurrence of such event, the Corporation shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable, so as to permit the Holders to resume sales of the Registrable Shares. Notwithstanding the foregoing, the Holders shall not be obligated to comply with this Section
3.03 for more than one hundred eighty (180) days during any twelve (12) month period.

                  In the case of an event which causes the Corporation to suspend the effectiveness of a Registration Statement (a "Suspension Event"), the Corporation may give written notice (a "Suspension Notice") to the Holders at the addresses set forth in the stock transfer records of the Corporation to suspend sales of the Registrable Shares so that the Corporation may amend or update the Registration Statement; provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Corporation is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement at any time after receipt of a Suspension Notice from the Corporation (and prior to receipt of an End of Suspension Notice (defined below)). If so requested by the Corporation, the Holders will deliver to the Corporation (at the expense of the Corporation) all copies in their possession, other than permanent file copies then in the Holders' possession, of the Prospectus covering such Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Corporation, which End of Suspension Notice shall be given by the Corporation to the Holders in the manner described above promptly following the conclusion of any Suspension Event.

                                    ARTICLE 4

                        INDEMNIFICATION AND CONTRIBUTION

                   Section 4.01 Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Buyer or Underwriter with copies of the same. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

                  Section 4.02 Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each Person, if any, which controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 4.02.

                  Section 4.03 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  Section 4.04 Contribution. If the indemnification provided for in this Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE 5

                                  MISCELLANEOUS

                  Section 5.01 Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Shares pursuant to such registration.

                  Section 5.02 Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Buyer, the Corporation will deliver to the Buyer a written statement as to whether it has complied with such reporting requirements.

                   Section 5.03 Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

                   Section 5.04 Termination. The registration rights granted under this Agreement will terminate on November 15, 2014; provided, however, that if the shares of Preferred Shares outstanding on such date shall not have been redeemed in full in accordance with Section 6(b) of the Certificate of Designations, this Agreement shall remain in full force and effect with respect to such shares (and the shares of Common Stock issuable upon the conversion of such shares) until such time as such shares have been so redeemed in full.

                                                                       EXHIBIT C

                           MANAGEMENT RIGHTS AGREEMENT

Globix Corporation (the "Corporation") hereby acknowledges and agrees that HMTF Equity Fund IV (1999), L.P. and HMTF Private Equity Fund IV (1999), L.P. (collectively, the "Funds"), the indirect owners of an equity interest in the Corporation, directly have the right to exercise on their behalf the management rights associated with such equity interest so long as they are the indirect owners of such equity interest in the Corporation. The Corporation also agrees that the Funds have the following additional management rights so long as they are the indirect owners of such equity interest in the Corporation:

(a) the right to receive the same information as provided to members of the board of directors of the Corporation;

(b) upon a reasonable request of the Funds and at a reasonable time during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect books and records of the Corporation; and

(c) upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Corporation.

The above-mentioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Funds' indirect ownership of an interest in the Corporation as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. Section 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Corporation and the Funds shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Corporation hereby acknowledges and agrees that the foregoing management rights have been and are effect as of the date of the Funds' indirect investment in the Corporation.



DATED: ______________, 1999.


                                                 ____________________________
                                                 Globix Corporation


                                            By:  ____________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT D

               OPINION OF MILBERG WEISS BERSHAD HYNES & LERACH LLP


          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

          2. The Stock Purchase Agreement has been duly authorized, executed and delivered by the Company.

         3. The execution, delivery and performance of the Stock Purchase Agreement by the Company do not and will not (i) violate the certificate of incorporation or by-laws of the Company, (ii) violate any applicable law, rule, regulation, judgement, injunction, order or decree binding upon the Company or any Subsidiary, other than violations that would not have a Material Adverse Effect, (iii) except as to matters which would not have a Material Adverse Effect, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon the Company, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary except where such Lien would not have a Material Adverse Effect.

          4. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in Section 3.05 of the Stock Purchase Agreement.

          5. The issuance, sale and delivery of the Preferred Shares has been duly authorized by all requisite corporate action of the Company and the Preferred Shares issued to you in accordance with the Certificate of Designations, when issued and delivered in accordance with the terms of the Stock Purchase Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Company.

          6. The shares of Common Stock into which the Preferred Shares are convertible have been duly and validly authorized and, when issued and delivered upon conversion of the Preferred Shares, as contemplated in the Certificate of Designations, will be validly issued, fully paid and nonassessable.

                                                                       EXHIBIT E

               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP


                  Based upon and subject to the foregoing, we are of the opinion that the Purchase agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).